SAFEGUARD SECURITY HOLDINGS, INC.

                                        $

                                  July 15, 2005

FOR VALUE RECEIVED, the undersigned Safeguard Security Holdings, Inc., a Nevada corporation (the "Company"), hereby promises to pay to ______ and _______, as husband and wife, an aggregate of __________Dollars ($_______). The principal amount of this Note shall be paid on August 30, 2005.

The principal amount of this Note is prepayable, without premium or penalty, at the option of the Company, at any time and from time to time, in whole or in part.

This Note is issued pursuant to, and is subject to the provisions and is entitled to the benefits of, the Stock Purchase Agreement of even date herewith (the "Agreement"), between the Company, R. Michael Lagow, Brenda Lagow, Ralph Muse and Shelley White.

All payments (including prepayments) by the Company on account of principal or interest shall be by certified or official bank cashier's check at the address specified in the Agreement unless modified as pursuant to the procedures set forth in the Agreement.

If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation law or otherwise):

              (a) if the Company defaults in the payment of the principal this Note when it becomes and payable and such default continues for more than 15 days after either R. Michael Lagow, Brenda Lagow has delivered or mailed (registered or certified mail, postage prepaid) to the Company written notice specifying such default and requiring it to be remedied; or

              (b) if the Company makes an assignment for the benefit of creditors; or

              (c) if an order, judgment, or decree is entered adjudicating the Company bankrupt or insolvent; or

              (d) if the Company petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of the Company, or commences any proceedings relating to the Company under any bankruptcy, reorganization, insolvency dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

              (e) if an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

              (f) if any order, judgment, or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment, or decree remains unstayed and in effect for more than 60 days.

then either R. Michael Lagow, or Brenda Lagow may, at either's option, by written notice delivered or mailed (registered or certified mail, postage prepaid) to the Company at its principal office, declare the entire unpaid principal of this Note to be, and upon the delivery or mailing (registered or certified mail, postage prepaid) of such notice, the same shall become, due and payable forthwith.

This Note is payable only to R. Michael Lagow or Brenda Lagow, as husband and wife, and is not assignable or transferable (other than by the last will and testament of R. Michael Lagow or Brenda Lagow or, in default thereof, by
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operation of law), is non-negotiable and may not be pledged as collateral for any debts.

IN WITNESS WHEREOF, this Note has been duly executed and delivered by the duly authorized officers of the Company.



Safeguard Security Holdings, Inc.,
A Nevada corporation





By: _________________________________
    W. Brown Glenn, Chief Executive Officer